SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2006

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue
Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported, on May 24, 2006, RBS Global, Inc. (the “Company”), the corporate parent of Rexnord Corporation, entered into an Agreement and Plan of Merger pursuant to which affiliates of the private equity firm Apollo Management, L.P. agreed to purchase the Company from private equity firm The Carlyle Group and management through the merger of Chase Merger Sub, Inc., a wholly-owned subsidiary of an Apollo affiliate, with and into the Company (the “Merger”).

As more fully described in Item 5.01 below, the Merger was consummated on July 21, 2006.  In connection with the closing of the Merger, the Company entered into or became a party to several material definitive agreements.  A brief summary of each material definitive agreement is set forth below.  The following summaries are qualified in their entirety by the copy of each summarized agreement filed herewith as an exhibit under Item 9.01, which exhibits are incorporated by reference herein.

THE SENIOR NOTES AND THE SENIOR SUBORDINATED NOTES

The Senior Notes

In connection with the Merger, Chase Merger Sub, Inc. issued $485,000,000 in aggregate principal amount of 9½% Senior Notes due 2014 (the “Senior Notes”).  At the time of the Merger, the Company and Rexnord Corporation assumed the obligations of Chase Merger Sub, Inc. under the Senior Notes on a joint and several basis as co-issuers pursuant to a Supplemental Indenture, dated July 21, 2006.

The Senor Notes will mature on August 1, 2014.  Interest is payable on the Senior Notes on each February 1 and August 1, commencing on February 1, 2007. The Senior Notes are unsecured obligations and rank equally with all of the Company’s and Rexnord Corporation’s existing and future senior obligations.  The Senior Notes are redeemable in part or in whole at any time on or after August 1, 2010, and in certain circumstances up to 35% of the aggregate principal amount of the Senior Notes are redeemable on or prior to August 1, 2009, in each case at the redemption price set forth in the indenture governing the Senior Notes.  Prior to August 1, 2010, the Company may redeem some or all of the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the indenture governing the Senior Notes.  If a change of control occurs (as defined in the indenture governing the Senior Notes), the holders of the Senior Notes must be given an opportunity to have their Senior Notes purchased by the co-issuers at a purchase price of 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase.

The Senior Subordinated Notes

In connection with the Merger, Chase Merger Sub, Inc. also issued $300,000,000 in aggregate principal amount of 11¾% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”).  At the time of the Merger, the Company and Rexnord Corporation assumed the obligations of Chase Merger Sub, Inc. under the Senior Subordinated Notes on a joint and several basis as co-issuers pursuant to a Supplemental Indenture, dated July 21, 2006.

The Senor Subordinated Notes will mature on August 1, 2016.  Interest is payable on the Senior Notes on each February 1 and August 1, commencing on February 1, 2007. The Senior Notes are unsecured subordinated obligations and rank junior to all of the Company’s and Rexnord Corporation’s existing and future senior obligations.  The Senior Subordinated Notes are redeemable in part or in whole at any time on or after August 1, 2011, and in certain circumstances up to 35% of the aggregate principal amount of the Senior Subordinated Notes are redeemable on or prior to August 1, 2009, in each case at the redemption price set forth in the indenture governing the Senior Subordinated Notes.  Prior to August 1, 2010, some or all of the Senior Subordinated Notes may be redeemed at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the indenture governing the Senior Subordinated Notes.  If a change of control occurs (as defined in the indenture governing the Senior Subordinated Notes), the holders of the Senior Subordinated Notes must be given an opportunity to have their Senior Subordinated Notes purchased by the co-issuers at a purchase price of 101% of the principal amount of such notes, plus accrued and unpaid interest to the date of purchase.

The Indentures

Chase Merger Sub, Inc. issued the Senior Notes and the Senior Subordinated Notes under indentures (the “Senior Note Indenture” and the “Senior Subordinated Note Indenture”, respectively, and collectively, the “Indentures”), dated as of July 21, 2006, by and between itself and Wells Fargo Bank, N.A., as Trustee.  Upon the closing of the Merger, the Company and Rexnord Corporation executed the Supplemental Indentures, pursuant to which the Company and Rexnord Corporation became jointly and severally liable as co-issuers for all of the obligations under the Indentures and the Guarantors (as defined below) became guarantors of the Notes.

The Indentures set forth certain usual and customary terms and conditions for the Notes.  Additionally, the Indentures set forth certain restrictive covenants applicable to the Company and its restricted subsidiaries (including Rexnord Corporation), including certain limitations with respect to the incurrence of indebtedness; dividends and other restricted payments; creation or incurrence of certain liens; sales of assets and subsidiary stock; and merger or consolidation transactions.  These covenants are subject to a number of important limitations and exceptions, as set forth in the Indentures.

The Guarantees

Each of Rexnord Corporation’s direct and indirect Restricted Subsidiaries that were Domestic Subsidiaries (in each case as defined in the Indentures) on July 21, 2006 and that guarantee indebtedness under the Credit Agreement (as defined below) (collectively, the “Guarantors”), has jointly and severally irrevocably and unconditionally guaranteed (each, a “Guarantee”), on an unsecured senior basis with respect to the Senior Notes and the Senior Note Indenture, and on an unsecured senior subordinated basis with respect to the Senor Subordinated Notes and the Senior Subordinated Indenture, the performance and punctual payment when due, of all obligations of the co-issuers under the Senior Note Indenture and the Senior Notes and under the Senior Subordinated Notes and Senior Subordinated Indenture, as the case may be.  Each Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Registration Rights Agreements

The co-issuers and the Guarantors have entered into a Senior Note Registration Rights Agreement (the “Senior Registration Rights Agreement”) and a Senior Subordinated Note Registration Rights Agreement (the “Senior Subordinated Registration Rights Agreement” and collectively, the “Registration Rights Agreements”).  Pursuant to the Registration Rights Agreements, the co-issuers and the Guarantors have agreed to use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) on the appropriate form under the Securities Act of 1933, as amended, registration statements relating to offers to exchange the Senior Notes and the Senior Subordinated Notes for registered notes with terms identical to the Senior Notes and the Senior Subordinated Notes (other than certain transfer restrictions and penalties for failure to cause the registration of the respective series of Notes), within 180 days of the issue date of the Notes.  Upon the effectiveness of the respective exchange offer registration statements, the co-issuers and the Guarantors will offer to the holders of the Senior Notes and the Senior Subordinated Notes the opportunity to exchange their Senior Notes and Senior Subordinated Notes for registered notes.

Material Relationships

Certain of the initial purchases of the Notes, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”), Credit Suisse Securities (USA) LLC (“CS Securities”), Bear, Stearns & Co. Inc (“BSC”) and Lehman Brothers Inc (“LBI”) and their affiliates have performed investment banking, commercial banking, financial advisory and lending services for the Company, Rexnord Corporation and their affiliates from time to time.

THE SENIOR SECURED CREDIT FACILITIES

In connection with the Merger, Chase Acquisition, Chaser Merger Sub, Inc. and Rexnord Corporation entered into new $760.0 million senior secured credit facilities, consisting of a $150.0 million revolving credit facility and a $610.0 million term loan B facility, with ML and CS Securities as co-lead arrangers; Merrill Lynch Capital Corporation as administrative agent and collateral agent; CS Securities as syndication agent; LBI and BSC as co-documentation agents; and other lenders.

The term loan facility has a maturity of seven years.  The full amount of the term loan was drawn at the closing of the Merger.  Subject to the prepayment requirements set forth below, the term loan facility requires Rexnord Corporation to make principal reduction payments in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.

The revolving credit facility has a maturity of six years.  Approximately $55.7 million of the revolving credit facility was utilized at the closing of the Merger, including approximately $20 million in respect of letters of credit.  Principal amounts outstanding under the revolving credit facility will be due and payable in full six years from the date of the closing of the senior secured credit facilities.

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Rexnord Corporation’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate determined by reference to the prime rate published by Bloomberg Professional Service Page Prime, and (2) the federal funds rate plus 1/2 of 1% or (b) a eurocurrency rate determined by reference to the costs of funds for eurocurrency deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for such borrowings may be reduced subject to Rexnord Corporation attaining certain senior secured leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, Rexnord Corporation will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum (subject to reduction upon attainment of certain senior secured leverage ratios). Rexnord Corporation will also pay customary letter of credit and agency fees.

The senior secured credit facilities also contain certain customary affirmative and negative covenants and events of default.  In addition, the senior secured credit facilities require Rexnord Corporation to maintain a maximum consolidated senior secured leverage ratio with respect to the revolving credit facility only.  The senior secured credit facilities also require that Rexnord Corporation prepay outstanding term loans, subject to certain exceptions, based on excess cash flow, the incurrence of certain debt and the net cash proceeds of certain non-ordinary asset sales and other events.  Rexnord Corporation is permitted to voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans and other than a prepayment fee of 1% due on certain prepayments occurring in the first year of the senior secured credit facilities.

All obligations under the senior secured credit facilities are guaranteed by Chase Acquisition, the 100% parent of the Company, and, subject to certain exceptions, each existing and future direct and indirect domestic subsidiary of Rexnord Corporation, and are secured by substantially all of the assets of Chase Acquisition, the Company, Rexnord Corporation and each subsidiary that is a guarantor of the senior secured credit facilities.

MANAGEMENT AGREEMENTS

The Company also entered into certain material definitive agreements with respect to the management of the Company following the Merger.

Employment Agreement

Rexnord Corporation entered into an Employment Agreement with Mr. Robert A. Hitt, dated July 21, 2006 (the “Employment Agreement”), a copy of which is filed herewith.  The Employment Agreement has a term of five years, subject to automatic extensions for successive one-year periods thereafter unless either party delivers notice within specified notice periods.  Under the Employment Agreement, Mr. Hitt’s initial salary will be $575,000, subject to annual review.

Upon a termination of employment by Rexnord Corporation without cause (as defined in the Employment Agreement), or by Mr. Hitt for good reason (as defined in the Employment Agreement), Mr. Hitt will be entitled to an amount equal to his stated annual base salary for a period of 18 months following such termination and, during such severance period, continued coverage under all of Rexnord Corporation’s group health benefit plans in which he or his dependents were entitled to participate immediately prior to termination.  If such termination by Rexnord Corporation without cause or by Mr. Hitt for good reason occurs within 18 months of a change in control (as defined in the Employment Agreement), Mr. Hitt will also receive the bonus he would have received for the year in which such termination occurs and payments equal to the premium on his life insurance policy for 18 months.  Mr. Hitt is prohibited from competing with Rexnord Corporation during the term of his employment and for a period of two years following termination of his employment.  The Employment Agreement also contains customary provisions regarding non-disparagement, non-solicitation, confidentiality and intellectual property.

Cypress Consulting Agreement

Rexnord Corporation has entered into a Management Consulting Agreement with George M. Sherman, Cypress Group, LLC (“Cypress”) and Cypress Industrial Holdings, LLC (“Cypress Industrial” and collectively with Mr. Sherman and Cypress, “Consultant”), dated July 21, 2006, a copy of which is filed herewith.  Pursuant to the agreement, Consultant will provide certain consulting services to Rexnord Corporation, Mr. Sherman shall serve as the Non-Executive Chairman of the Board of Rexnord Corporation and Rexnord Holdings, Inc., and Consultant will receive an annual consulting fee of $250,000 and reimbursement for reasonable out-of-pocket expenses.

Apollo Management Agreement

Rexnord Holdings, Inc. has entered into a Management Consulting Agreement with Apollo Management VI, L.P., dated July 21, 2006.  Pursuant to the agreement, Apollo Management VI, L.P. will provide certain management consulting and advisory services to Rexnord Holdings, Inc., the Company, Rexnord Corporation and its subsidiaries, and will receive an annual consulting fee of $2,000,000.  The agreement, a copy of which is filed herewith, also provides that Apollo Management VI, L.P. is to receive a $20,000,000 fee in connection with the closing of the Merger.

Stockholders’ Agreements

Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, and certain other stockholders of Rexnord Holdings, Inc. have entered into a Stockholders’ Agreement, dated as of July 21, 2006 (the “Stockholders’ Agreement”).  The Stockholders’ Agreement provides for, among other things, customary restrictions on the transferability of each such person’s equity ownership in Rexnord Holdings, Inc., tag-along rights, drag-along rights, piggyback registration rights, repurchase rights by Rexnord Holdings, Inc. in certain circumstances and customary restrictions on each management stockholder’s ability to compete with or solicit the employees or customers of Rexnord Holdings, Inc. or its subsidiaries.

Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, Cypress Industrial Holdings, LLC (“Cypress”) and Mr. Sherman (Mr. Sherman, together with Cypress, the “Cypress Holders”) have entered into a Stockholders’ Agreement, dated as of July 21, 2006 (the “Cypress Stockholders’ Agreement”).  The Cypress Stockholders’ Agreement provides for, among other things, customary restrictions on the transferability of each Cypress Holder’s equity ownership in Rexnord Holdings, Inc., tag-along rights, drag-along rights, piggyback registration rights, repurchase rights by Rexnord Holdings, Inc. in certain circumstances and put rights by the Cypress Holders in certain circumstances.

A copy of each Stockholders’ Agreement is filed herewith.

Special Signing Bonus Plan

In connection with the Merger, on July 21, 2006, Rexnord Corporation adopted the Rexnord Corporation Special Signing Bonus Plan (the “Signing Bonus Plan”), which is filed herewith.

The Signing Bonus Plan provides for the grant of a cash bonus to certain employees, directors, consultants and other service providers of Rexnord Corporation (including Mr. Robert A. Hitt and Cypress Industrial) in consideration for services rendered or to be rendered to Rexnord Corporation.  The amount of each participant’s bonus is communicated to such participant in a plan participation letter, a form of which is filed herewith.  The signing bonus payable under the Signing Bonus Plan to Mr. Hitt is $825,594, and the signing bonus payable to Cypress Industrial under the Signing Bonus Plan is $1,575,798.  Bonuses are payable to participants upon the earliest to occur of (i) a change in control of Rexnord Corporation, (ii) the separation from service of the participant or (iii) a date specified in the participant’s plan participation letter.

Stock Option Plan

In connection with the Merger, on July 21, 2006, the Board of Directors of Rexnord Holdings, Inc. (the “Board”) adopted, and stockholders approved, the 2006 Stock Option Plan of Rexnord Holdings, Inc. (the “Option Plan”), which is filed herewith.

The Compensation Committee of the Board, or the Board in the absence of a Compensation Committee, will administer the Option Plan.  Persons eligible to receive options under the Option Plan include officers, employees or directors of Rexnord Holdings, Inc. or any of its subsidiaries and certain consultants and advisors to Rexnord Holdings, Inc. or any of its subsidiaries.

The maximum number of shares of Rexnord Holdings, Inc.’s common stock that may be issued or transferred pursuant to options under the Option Plan equals 2,000,000.  Shares that are subject to or underlie options which expire or for any reason are cancelled or terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under the Option Plan will again be available for subsequent awards under the Option Plan.

The types of options that may be granted under the Option Plan include nonqualified stock options and “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Option Plan and any outstanding options, as well as the exercise prices of options, and performance targets under performance-based options, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Grant of Stock Options

In connection with the Merger and the adoption of the Option Plan, on July 21, 2006, the Board approved awards of nonqualified stock options to certain of the Company’s named executive officers (Mr. Robert A. Hitt and Mr. Michael N. Andrzejewski), Mr. Sherman and each of Rexnord Holdings, Inc.’s other non-employee directors (Mr. Laurence Berg, Mr. Steven Martinez and Mr. Peter Copses, and collectively, the “Other Non-Employee Directors”) pursuant to the Option Plan.  Mr. Hitt was granted an option to purchase 230,706 shares of Rexnord Holdings, Inc. common stock; Mr. Andrzejewski was granted an option to purchase 11,535 shares of Rexnord Holdings, Inc. common stock; Mr. Sherman was granted an option to purchase 576,765 shares of Rexnord Holdings, Inc. common stock; and each Other Non-Employee Director was granted an option to purchase 4,211 shares of Rexnord Holdings, Inc. common stock.  In connection with these options, Rexnord Holdings, Inc. has adopted a form of stock option agreement to be used for grants under the Option Plan to executive officers, a form of stock option agreement to be used for grants under the Option Plan to Mr. Sherman and a form of stock option agreement to be used for grants under the Option Plan to other non-employee directors, which are filed herewith.

Fifty percent of the shares subject to each option granted to Mr. Hitt, Mr. Andrzejewski and Mr. Sherman vest ratably over five years from the date of grant of the option; the remaining fifty percent of the shares subject to the options are eligible to vest based on Rexnord Holdings, Inc.’s achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets and debt repayment targets for fiscal years 2007 through 2011.  The options granted to Mr. Hitt, Mr. Andrzejewski and Mr. Sherman generally are exercisable for 90 days following a termination of employment or services to the extent vested as of such termination.  On a termination for good reason or certain terminations without cause (as set forth in his option agreement), Mr. Sherman’s vested options are exercisable for the remainder of the option term.  The options granted to the Other Non-Employee Directors become fully vested on the first anniversary of the date of grant of the option, provided that the Other Non-Employee Director is a member of the Board on such anniversary date.  The options granted to the Other Non-Employee Directors generally are exercisable for one year following a termination of directorship to the extent vested as of such termination.  Each of the options is subject to possible accelerated vesting in the event of a change in control of Rexnord Holdings, Inc.  The per-share exercise price of each option is $47.50 (the fair market value of Rexnord Holdings, Inc.’s common stock as of the closing of the Merger), and the term of each option is ten years.

Item 1.02               Termination of a Material Definitive Agreement.

10 1/8% SENIOR SUBORDINATED NOTES DUE 2012

On July 21, 2006, in connection with the closing of the Merger, the Company completed its previously announced tender offer for all of the 10 1/8% Senior Subordinated Notes due 2012, of Rexnord Corporation (the “Old Notes”).  As of the expiration of the tender offer, Old Notes in the aggregate principal amount of $224,659,900 (or 99.85% of the total outstanding Old Notes) were validly tendered.  Such Old Notes have been accepted for repurchase and retired.

SENIOR CREDIT FACILITIES

In connection with the Merger, all outstanding principal and interest under the Company’s then-existing senior credit facility (the “Old Facility”) was repaid and the Old Facility was terminated.  The Old Facility provided for senior secured financing of up to $737 million, consisting of (a) a $587 million term loan, (b) a $75 million revolving credit facility and (c) a $75 million uncommitted incremental term loan facility.  The indebtedness under the Old Facility was secured by substantially all of the assets of the Company, Rexnord Corporation and their domestic subsidiaries that were guarantors of the Old Facility.  In connection with the termination of the Old Facility the following material definitive agreements were terminated:

•                  Amended and Restated Credit Agreement, dated as of May 16, 2005, by and among RBS Global, Inc., Rexnord Corporation, various lenders, Deutsche Bank Trust Company Americas, as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, as joint lead arrangers and joint book runners.

•                  Security Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.

•                  Subordination Agreement, dated as of November 25, 2002, by and among RBS Global, Inc., Rexnord Corporation, each of its Subsidiaries party thereto, and Deutsche Bank Trust Company Americas, as collateral agent.

•                  Pledge Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.

MANAGEMENT AGREEMENTS

Also in connection with the Merger, RBS Global, Inc. and Rexnord Corporation terminated the following material definitive agreements, each of which agreement was replaced by the agreements described under “Management Agreements” in Item 1.01 above:

•                  Stockholders’ Agreement by and among RBS Global, Inc., Carlyle Partners III, L.P., CPIII Coinvestment, L.P., Carlyle High Yield Partners, L.P. and certain other stockholders listed on the signature pages thereto, dated as of November 25, 2002.

•                  Stockholders’ Agreement by and among RBS Global, Inc., Carlyle Partners III, L.P., CPIII Coinvestment, L.P., Carlyle High Yield Partners, L.P. and Cypress Industrial Holdings, LLC, dated as of November 25, 2002.

•                  Management Agreement among RBS Global, Inc. and TC Group LLC, dated November 25, 2002.

•                  Management Consulting Agreement among Rexnord Corporation and George M. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC, dated November 25, 2002.

•                  Employment Agreement between Rexnord Corporation and Robert A. Hitt, dated November 25, 2002, as amended March 31, 2006.

•                  Change of Control Retention Agreement between Rexnord Corporation and Robert A. Hitt, dated March 22, 2006.

•                  Consulting Agreement between Rexnord Corporation and Next Level Partners, L.L.C. dated May 16, 2005.

Carlyle Partners III, L.P., CPIII Coinvestment, L.P. and Carlyle High Yield Partners, L.P. are affiliates of TC Group, L.L.C., the principal beneficial stockholder of the Company prior to the Merger.  Robert A. Hitt was the president, Chief Executive Officer and a director of the Company prior to the Merger and continues to hold these positions.  George M. Sherman was the Non-Executive Chairman of the Board of Directors of the Company and a consultant to Rexnord Corporation prior to the Merger and continues to hold these positions.  Cypress Group, LLC and Cypress Industrial Holdings, LLC are affiliates of Mr. Sherman.

Item 5.01               Changes in Control of Registrant.

Pursuant to the Merger, the closing of which occurred on July 21, 2006, the Company has become a direct wholly owned subsidiary of Chase Acquisition.  Apollo Investment VI, L.P., an affiliate of Apollo Management, holds an approximate 92% ownership interest in Rexnord Holdings, Inc., the parent of Chase Acquisition (on a fully diluted basis), with the remaining 8% held by management of the Company.  Total consideration paid in connection with the Merger was approximately $1.8 billion, including the repurchase or repayment of approximately $788 million of debt and other obligations.  The acquisition was financed with an equity investment by affiliates of Apollo Management of approximately $438 million, the roll-over of shares of common stock and options to purchase shares of common stock in the Company by certain members of the Company’s management of approximately $37.0 million, the net proceeds from the sale of the Notes and borrowings of $610.0 million and $55.7 million (including approximately $20 million in respect of letters of credit) under the term loan and the revolving credit facility, respectively, of the Senior Secured Credit Facilities described in Item 1.01 above.

In connection with the Merger, Rexnord Holdings, Inc. and Apollo Management entered into certain agreements with persons who were members of management or affiliates of the Company prior to the Merger. These agreement are as described under Item 1.01.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Merger, the following persons resigned as directors of Rexnord Corporation and the Company:

Jerome Powell

Praveen Jeyarajah

Bruce Rosenblum

Upon the closing of the Merger, the following persons were elected as all of the directors of Rexnord Corporation and the Company:

George M. Sherman

Robert A. Hitt

Laurence Berg

Steven Martinez

Peter P. Copses

The officers of each of the Company and Rexnord Corporation following the Merger are the same officers in place at each such company immediately prior to the Merger.

Item 8.01               Other Events.

On July 25, 2006, the Company fled a Form RW with the SEC requesting that its Registration Statement on Form S-1 previously filed with the SEC on April 4, 2006 (SEC File No. 333-132981), including all amendments and exhibits thereto, be withdrawn in light of the Merger.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, by and among Chase Acquisition I, Inc., Chase Merger Sub, Inc., RBS Global, Inc. and TC Group, L.L.C, dated as of May 24, 2006. The Company agrees to furnish supplementally a copy of the schedules omitted from this Exhibit 2.1 to the Commission upon request.

4.1	Senior Note Indenture with respect to the 9½% Senior Notes due 2014, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, dated as of July 21, 2006.
4.2

First Supplemental Indenture with respect to the 9½% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord Corporation, the guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, dated as of July 21, 2006.

4.3	Form of Rule 144A Global Note evidencing the 9½% Senior Notes due 2014.
4.4	Form of Regulation S Global Note evidencing the 9½% Senior Notes due 2014.
4.5

Registration Rights Agreement with respect to the 9½% Senior Notes due 2014, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.

4.6	Senior Subordinated Note Indenture with respect to the 11.75% Senior Subordinated Notes due 2016, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, dated as of July 21, 2006.
4.7

First Supplemental Indenture with respect to the 11.75% Senior Subordinated Notes due 2016, by and among RBS Global, Inc., Rexnord Corporation, the Guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, dated as of July 21, 2006.

4.8	Form of Rule 144A Global Note evidencing the 11.75% Senior Subordinated Notes due 2016.
4.9	Form of Regulation S Global Note evidencing the 11.75% Senior Subordinated Notes due 2016.
4.10

Registration Rights Agreement with respect to the 11.75% Senior Subordinated Notes due 2016, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.

10.1

Credit Agreement among Chase Acquisition I, Inc., Chase Merger Sub, Inc., Rexnord Corporation, the lenders party thereto, Merrill Lynch Capital Corporation, as administrative agent, Credit Suisse Securities (USA) LLC, as syndication agent, and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as co-documentation Agents, dated as of July 21, 2006.

10.2	Employment Agreement, by and between Rexnord Corporation and Robert A. Hitt, dated July 21, 2006.
10.3	Management Consulting Agreement by and among Rexnord Corporation, George M. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC., dated July 21, 2006.
10.4	Management Consulting Agreement by and between Rexnord Holdings, Inc. and Apollo Management VI, L.P., dated July 21, 2006.
10.5	Stockholders’ Agreement by and among Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC and certain other Stockholders, dated July 21, 2006.
10.6

Stockholders’ Agreement by and among Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, Cypress Industrial Holdings, LLC and George M. Sherman, dated July 21, 2006.

10.7	Rexnord Corporation Special Signing Bonus Plan.
10.8	Form of Special Signing Bonus Plan Participation Letter.
10.9	Rexnord Holdings, Inc. 2006 Stock Option Plan.
10.10	Form of Executive Non-Qualified Stock Option Agreement.
10.11	Form of George M. Sherman Non-Qualified Stock Option Agreement.
10.12	Form of Non-Employee Director Non-Qualified Option Agreement.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 26th day of July, 2006.

REXNORD CORPORATION

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 26th day of July, 2006.

RBS GLOBAL, INC.

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report:  July 21, 2006

Exhibit No.	Description

2.1

Agreement and Plan of Merger, by and among Chase Acquisition I, Inc., Chase Merger Sub, Inc., RBS Global, Inc. and TC Group, L.L.C, dated as of May 24, 2006. The Company agrees to furnish supplementally a copy of the schedules omitted from this Exhibit 2.1 to the Commission upon request.

4.1	Senior Note Indenture with respect to the 9½% Senior Notes due 2014, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, dated as of July 21, 2006.
4.2

First Supplemental Indenture with respect to the 9½% Senior Notes due 2014, by and among RBS Global, Inc., Rexnord Corporation, the guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, dated as of July 21, 2006.

4.3	Form of Rule 144A Global Note evidencing the 9½% Senior Notes due 2014.
4.4	Form of Regulation S Global Note evidencing the 9½% Senior Notes due 2014.
4.5

Registration Rights Agreement with respect to the 9½% Senior Notes due 2014, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.

4.6	Senior Subordinated Note Indenture with respect to the 11.75% Senior Subordinated Notes due 2016, among Chase Merger Sub, Inc. and Wells Fargo Bank, National Association, dated as of July 21, 2006.
4.7

First Supplemental Indenture with respect to the 11.75% Senior Subordinated Notes due 2016, by and among RBS Global, Inc., Rexnord Corporation, the Guarantors listed therein, Chase Merger Sub, Inc. and Wells Fargo Bank, dated as of July 21, 2006.

4.8	Form of Rule 144A Global Note evidencing the 11.75% Senior Subordinated Notes due 2016.
4.9	Form of Regulation S Global Note evidencing the 11.75% Senior Subordinated Notes due 2016.
4.10

Registration Rights Agreement with respect to the 11.75% Senior Subordinated Notes due 2016, by and among Chase Merger Sub, Inc., RBS Global, Inc., Rexnord Corporation, the subsidiaries listed therein and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc., dated July 21, 2006.

10.1

Credit Agreement among Chase Acquisition I, Inc., Chase Merger Sub, Inc., Rexnord Corporation, the lenders party thereto, Merrill Lynch Capital Corporation, as administrative agent, Credit Suisse Securities (USA) LLC, as syndication agent, and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as co-documentation Agents, dated as of July 21, 2006.

10.2	Employment Agreement, by and between Rexnord Corporation and Robert A. Hitt, dated July 21, 2006.
10.3	Management Consulting Agreement by and among Rexnord Corporation, George M. Sherman, Cypress Group, LLC and Cypress Industrial Holdings, LLC., dated July 21, 2006.
10.4	Management Consulting Agreement by and between Rexnord Holdings, Inc. and Apollo Management VI, L.P., dated July 21, 2006.
10.5	Stockholders’ Agreement by and among Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC and certain other Stockholders, dated July 21, 2006.
10.6

Stockholders’ Agreement by and among Rexnord Holdings, Inc., Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, Cypress Industrial Holdings, LLC and George M. Sherman, dated July 21, 2006.

10.7	Rexnord Corporation Special Signing Bonus Plan.
10.8	Form of Special Signing Bonus Plan Participation Letter.
10.9	Rexnord Holdings, Inc. 2006 Stock Option Plan.
10.10	Form of Executive Non-Qualified Stock Option Agreement.
10.11	Form of Geroge M. Sherman Non-Qualified Stock Option Agreement.
10.12	Form of Non-Employee Director Non-Qualified Option Agreement.